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                                                                    Exhibit 10.1


                              EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT (this "Agreement") is by and between DAOU
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Systems, Inc., a Delaware corporation ("Employer"), and Neil R. Cassidy, an
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individual resident of California ("Employee").
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                                   AGREEMENT

     The parties to this Agreement, intending to be legally bound, agree as follows:

     1.  Effective Date. Employee's employment with Employer under this
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Agreement commenced October 2, 2000 (the "Effective Date").
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     2.  Employment Terms and Duties.
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         2.1  Employment.  Employer employs Employee, and Employee accepts
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employment by Employer (the "Employment"), upon the terms and conditions set
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forth in this Agreement.

         2.2  At-Will Employment. Employee's employment relationship with
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Employer is at-will, terminable at any time and for any reason with or without notice by either Employer or Employee. Employer may terminate Employee with or without Cause (as defined below in Section 7.1). Although certain provisions of this Agreement describe events that could occur at a particular time in the future, nothing in this Agreement may be construed as a guarantee of Employee's employment for any length of time.

         2.3  Duties.  As of the Effective Date, Employee will serve as
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Executive Vice President and Chief Financial Officer and will have such duties as are assigned or delegated to Employee by the President of Employer (the "President"). Employee will: (i) devote his entire business time, attention,
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skill, and energy exclusively to the business of Employer; (ii) use his best efforts to promote the success of Employer's business; and (iii) cooperate fully with the President and the Board of Directors of Employer in the advancement of the best interests of Employer.

         2.4  Compliance with Employer's Policies.  Employee acknowledges and
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agrees that compliance with Employer's policies, practices and procedures is a term and condition of the Employment under this Agreement. Employee agrees to comply with the terms and conditions of Employer's Employee Confidentiality and Inventions Agreement, a copy of which is attached to this Agreement as
Exhibit A and is incorporated by this reference.
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         2.5  Place of Employment.  As of the Effective Date, Employee performs
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his duties from a home office, and from Employer's corporate offices as necessary. Employer agrees to maintain the current telecommuting arrangement for so long as that arrangement does not impact negatively Employer's business or Employee's ability to perform his duties. Employer may, in its sole discretion, require that Employee perform his duties from Employer's corporate offices on up to and including a full-time basis. If Employer exercises its discretion
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under this Section 2.5, Employer will provide a relocation package for Employee in an amount Employer determines is appropriate.

     3.  Compensation.
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         3.1  Salary.  Employee will be paid an annual salary of One Hundred and
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Eighty Thousand Dollars ($180,000) (the "Salary"), less any applicable state and
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federal taxes or other payroll deductions.  The Salary will be payable in equal periodic installments according to Employer's customary payroll practices. Any adjustment to the Salary is at the sole discretion of Employer.

         3.2  Benefits.  Employee may participate in such sick leave, pension,
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profit sharing, life insurance, hospitalization, long term disability, major medical and other employee benefit plans of Employer (collectively, the "Benefits"), that may be in effect from time to time for management level
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employees, to the extent that Employee is eligible under the terms of those plans.

         3.3  Additional Compensation.  As additional compensation for the
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services rendered by Employee pursuant to this Agreement, Employee is eligible for a quarterly bonus of up to $20,000 in accordance with Employer's Incentive Compensation Plan (the "Additional Compensation"). Employee is eligible for a
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pro-rated portion of the Additional Compensation for the period of 2000 after the Effective Date. In order to be eligible for the Additional Compensation, Employee shall be employed by Employer on the date that the Additional Compensation, if any, is customarily distributed by Employer.

     4.  Growth Incentive.
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         4.1  Grant of Options.  As soon as practicable after the Effective Date
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Employer will grant to Employee stock options to purchase up to One Hundred
Fifty Thousand (150,000) shares of Employer's Common Stock (the "Options"), of
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which 150,000 Options shall be issuable under Employer's 1996 Stock Option Plan
(the "Plan"). To the extent permissible under the Internal Revenue Code of 1986,
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as amended, the Options will consist of 100,000 incentive stock options and
50,000 non-qualified stock options. The exercise price for the Options will be the closing price per share of the Company's Common Stock on the date of grant. In addition to the terms set forth in this Section 4, all of the Options
(whether or not issued pursuant to the Plan) will be subject to such other terms, conditions and limitations as generally are included in the Plan and in any related stock option agreement, as well as applicable state and federal laws including, but not limited to, tax and securities laws. The Options will vest as set forth below in Section 4.2.

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         4.2  Vesting of the Options.  The Options will vest as follows:
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              (a)  The 100,000 incentive stock options will vest in three (3)
increments: 33,333 shares of Common Stock will vest on the first and second anniversaries, respectively, of the Effective Date, and 33,334 shares will vest on the third anniversary of the Effective Date;

              (b) The 50,000 non-qualified options will vest in three (3) increments: 16,667 shares of Common Stock will vest on the first and second anniversaries, respectively, of the Effective Date, and 16,666 shares will vest on the third anniversary of the Effective Date;

              (c) all unvested Options will vest and become exercisable in the event that Employee is terminated without Cause as defined in Section 7.1 or in the event of a Change in Control as defined in Section 7.2(b).

         4.3  Continued Employment.  Except as described in Section 4.2(c) of
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this Agreement, vesting of the Options pursuant to this Agreement is earned only by continuing as an employee of Employer at the will of Employer (not through the act of being granted the Option or acquiring shares hereunder). This Agreement, the transactions contemplated under it and the vesting schedule set forth in this Agreement do not constitute an express or implied promise of continued employment for any period.

     5.  Facilities and Expenses. Employer will pay on behalf of Employee (or
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reimburse Employee for) reasonable expenses incurred by Employee at the request of, or on behalf of, Employer in the performance of Employee's duties pursuant to this Agreement, and in accordance with Employer's employment policies, including reasonable expenses incurred by Employee (a) while attending conventions, seminars and other business meetings, (b) for appropriate business entertainment activities, and (c) for appropriate promotional expenses. In addition, Employer will reimburse Employee for the reasonable costs of equipping a home office (e.g. computer, phone line, printer and facsimile). Employee shall file expense reports with respect to such expenses in accordance with Employer's policies.

     6.  Vacations and Holidays.  Employee will be entitled to up to four weeks
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paid vacation per year. Employee may carry-over from one year to the next any accrued but unused vacation up to a maximum of six weeks of vacation. Once Employee accrues the maximum vacation, he will not accrue additional vacation until he takes enough vacation to bring his accrual below the maximum. Employee may take vacation at such time or times as approved by the President. Employee is entitled to holidays in accordance with the holiday policies of Employer in effect for its employees from time to time.

     7.  Payment upon Termination of Employment. Upon termination of Employee's
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Employment, Employer will be obligated to pay to Employee only such compensation as is provided in this Section 7.

         7.1  Termination of Employee without Cause.  In the event Employee's
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employment is terminated by the Company for a reason other than Cause (as defined in section 7.2(c)), except under circumstances in which such termination constitutes a Change of Control Termination (as defined in section 7.2(a) below), Employee will receive any earned portion of

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Salary and accrued but unused vacation through the date of such termination (the
"Termination Date") and severance payments in an aggregate amount equal to (a)
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the Salary plus (b) an amount equal to the Additional Compensation, if any, paid to Employee during the twelve (12) month period preceding the Termination Date (the "Severance Payment"). All payments will be less Applicable state and federal taxes and/or other payroll deductions. The Severance Payment will be paid in a lump sum within 45 days of termination. Further, if Employee elects to continue insurance coverage as afforded to Employee according to the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"), Employer (or
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its successor) will reimburse Employee the amount of the premiums incurred by
Employee during the period beginning on the Termination Date and for twelve (12) months following the Termination Date. Nothing in this Agreement will extend Employee's COBRA period beyond the period allowed under COBRA, nor is the Employer assuming any responsibility Employee has for formally electing to continue coverage.

         7.2  Termination of Employee without Cause or Resignation by Employee
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for Good Reason following a Change in Control. In the event of a Change in
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Control Termination (as defined below), Employee will receive any earned portion of Salary and accrued but unused vacation through the Termination Date, less applicable state and federal taxes and/or other payroll deductions. Further, if Employee elects to continue insurance coverage as afforded to Employee according to COBRA, Employer (or its successor) will reimburse Employee the amount of the premiums incurred by Employee during the period beginning on the Termination
Date and for twelve (12) months following the Termination Date. Nothing in this Agreement will extend Employee's COBRA period beyond the period allowed under COBRA, nor is the Company assuming any responsibility that Employee has for formally electing to continue coverage.

              (a)  A "Change in Control Termination" of the employment
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relationship occurs if (i) Employee's employment is terminated by the Company
(or its successor or subsidiary) for a reason other than Cause or (ii) Employee resigns for Good Reason (as defined below), within twenty four (24) months following a Change in Control (as defined below).

              (b)  "Change in Control" is defined to have occurred if, and only
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if:

                   (i) any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity or person, or any syndicate or group deemed to be a person under Section 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), is or becomes
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the "beneficial owner" (as defined in Rule 13d-3 of the General Rules and
Regulations under the Exchange Act), directly or indirectly, of securities of Employer representing 50% or more of the combined voting power of Employer's then outstanding securities entitled to vote in the election of directors of Employer;

                   (ii) there occurs a reorganization, merger, consolidation or other corporate transaction involving Employer ("Transaction"), in each case,
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with respect to which the stockholders of Employer immediately prior to such
Transaction do not, immediately after the Transaction, own more than fifty percent (50%) of the combined voting power of Employer or other corporation resulting from such Transaction; or

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                   (iii)  all or substantially all of the assets of Employer are sold, liquidated or distributed.

              (c)  Definition of Cause.  A termination for "Cause" occurs if
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Employee is terminated for any one of the following reasons: (i) Employee's material breach of this Agreement; (ii) Employee's material failure to adhere to any written policy of Employer generally applicable to officers of Employer if Employee has been given a reasonable opportunity to comply with such policy or cure his failure to comply (which reasonable opportunity must be granted during the ten-day period preceding termination); (iii) the appropriation (or attempted appropriation) of a material business opportunity of Employer, including attempting to secure or securing any personal profit in connection with any transaction entered into on behalf of Employer; (iv) the misappropriation (or attempted misappropriation) of any of Employer's funds or property; (v) the conviction of, or the entering of a guilty plea or plea of no contest with respect to, a felony, the equivalent thereof, or any other crime with respect to which imprisonment is a possible punishment; or (vi) willful misconduct.

              (d)  Resignation by Employee for Good Reason.  Employee shall have
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the right to terminate his employment with Employer, and such termination shall, for purposes of this Agreement, be considered a resignation by Employee for "Good Reason" if Employer: (i) changes Employee's position and title from
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Executive Vice President and Chief Financial Officer to a title and position of decreased responsibility or salary; or (ii) Employee's place of employment is located more than 50 miles from the current corporate location in San Diego, California. Employee's resignation will not be for Good Reason unless Employee communicates to Employer in writing his intent to resign for Good Reason; and
(ii) Employer does not remedy the circumstances giving rise to Good Reason in a manner which is reasonably satisfactory to Employee within thirty (30) days of Employer's receipt of such written notice.

              (e)  Employee Obligations upon Resignation for Good Reason.  If
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Employee resigns his employment for Good Reasons following a Change in Control, payment of the Severance Payment further is contingent upon Employee's willingness, at the Employer's (or its successor's) request, to continue performing his duties on behalf of Employer (or its successor) in good faith for up to sixty (60) days following the occurrence of the events described in
Section 7.2; provided, however, that Employee shall not be required to travel.
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Employer (or its successor) will pay Employee his regular Salary and Employee will continue to accrue vacation according to the Company's (or its successor's) regular policies during the up-to sixty (60) day period and Employee will receive the Severance Payment upon completion of that period.

         7.3  Termination of Employment following Death or Disability. Where the
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Employment is terminated following Employee's death or where the Employment is terminated as a result of Employee suffering a disability which cannot be reasonably accommodated and which renders him unable to perform the essential functions of his position for 120 days, Employee is eligible for payment of the Salary and accrued but unused vacation through the Termination Date.

         7.4  Termination for Any Other Reason. In the event that Employee's
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employment terminates under any circumstance other than that described in
Sections 7.1 and 7.2,

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Employee will be entitled to receive the portion of the Salary earned and any vacation accrued and owing to Employee only through the Termination Date.

         7.5  Benefits.  Except where specifically provided by this Agreement,
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Employee's accrual of, or participation in plans providing for, the Benefits will cease at the effective date of Employee's termination, and Employee will be entitled to accrued Benefits pursuant to such plans only as provided in such plans.

         7.6  Release in Exchange for Payment.  Employee's receipt of any
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severance payment or COBRA payment described in section 7.1 or 7.2 is conditioned upon Employee executing a release of all claims effective as of the Termination Date, in substantially the form attached to this Agreement as Exhibit B.
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     8.  General Provisions.
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         8.1  Representations and Warranties by Employee.  Employee represents
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and warrants to Employer that the execution of this Agreement and the performance by Employee of his obligations under this Agreement will not: (a) violate any judgment, writ, injunction, or order of any court, arbitrator, or governmental agency applicable to Employee; or (b) conflict with, result in the breach of any provisions of or the termination of, or constitute a default under, any agreement to which Employee is a party or by which Employee is or may be bound.

         8.2  Obligations Contingent on Performance.  The obligations of
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Employer hereunder, including its obligation to pay the compensation provided for herein, are contingent upon Employee's performance of Employee's obligations hereunder.

         8.3  Waiver.  The rights and remedies of the parties to this Agreement
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are cumulative and not alternative. Neither the failure nor any delay by either party in exercising any right, power, or privilege under this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law:
(a) no claim or right arising out of this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement.

         8.4  Binding Effect; Delegation of Duties Prohibited.  This Agreement
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shall inure to the benefit of, and shall be binding upon, the parties and their respective successors, assigns, heirs, and legal representatives, including any entity with which Employer may merge or consolidate or to which all or substantially all of its assets may be transferred. The duties and covenants of Employee under this Agreement, being personal, may not be delegated.

         8.5  Notices.  All notices, consents, waivers, and other
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communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by facsimile (with written

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

confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):

         If to Employer:  DAOU Systems, Inc.
                          5120 Shoreham Place
                          San Diego, CA  92122
                          Attention:  President
                          Facsimile No.:  (619) 452-2789

         With a copy to:  Baker & McKenzie
                          101 West Broadway, Twelfth Floor
                          San Diego, California 92101-3890
                          Attention: Clark Libenson, Esq.
                          ---------
                          Facsimile No.:  (619) 236-0429

         If to Employee:  Neil R. Cassidy
                          Home office address on file with the Company
                          Facsimile No.: on file with the Company

         8.6  Entire Agreement; Amendments.  This Agreement, including its
              ----------------------------
exhibits, contains the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, oral or written, between the parties with respect to the subject matter of this Agreement. In particular, this Agreement supersedes and replaces the Retention Agreement Employee executed on March 1, 2000, and that Retention Agreement now is without effect or enforceability. This Agreement may not be amended orally, but only by an agreement in writing signed by the parties to this Agreement.

         8.7  Governing Law.  This Agreement will be governed by the laws of
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the State of California without regard to conflicts of law principles.

         8.8  Jurisdiction. Any proceeding seeking to enforce any provision of,
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or based on any right arising out of, this Agreement will be brought against any of the parties in the courts of the state in which the defendant in such action or proceeding resides or is domiciled, or, if it has or can acquire jurisdiction, in the United States District Court for the district of the state in which such defendant resides or is domiciled, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

         8.9  No Undue Influence.  This Agreement is executed voluntarily and
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without any duress or undue influence. Employee acknowledges that he has read this Agreement and executed it with his full and free consent. No provision of this Agreement shall be construed against any party by virtue of the fact that such party or its counsel drafted such provision or the entirety of this Agreement.

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         8.10  Arbitration. Employee and Employer agree that any dispute or
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claim including all contract, tort, discrimination, harassment and other statutory claims arising under or relating to Employee's employment or termination of that employment with Employer, and including the arbitrability of those claims, but excepting claims under the applicable workers compensation law and unemployment insurance claims ("arbitrable claims") alleged against Employer and/or its agents, and/or any claims against Employee by Employer shall be resolved exclusively by arbitration. HOWEVER, Employee and Employer agree that this arbitration provision shall not apply to any disputes or claims Employee or Employer have relating to or arising out of the misuse or misappropriation of Employer's trade secrets or Confidential Information. Such arbitration shall be final and binding on the parties and shall be the exclusive remedy for arbitrable claims. Employee and Employer waive any rights either may have to a jury trial in regard to the arbitrable claims. Arbitration shall be conducted by the American Arbitration Association in San Diego, California (or mutually agreed upon city) under the National Rules for the Resolution of Employment Disputes. In any arbitration the burden of proof shall be allocated as provided by applicable law. Employer agrees to pay the fees and costs of the arbitrator, as may be required by applicable law. However, the arbitrator shall have the same authority as a court to award equitable relief, damages, costs and fees as provided by law for the particular claim asserted.

         8.11  Section Headings, Construction.  The section headings in this
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Agreement are provided for convenience only and will not affect its construction or interpretation.

         8.12  Severability.  If any provision of this Agreement is held
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invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

         8.13  Counterparts.  This Agreement may be executed in one or more
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counterparts, each of which will be deemed to be an original copy of this
Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

DAOU SYSTEMS, INC.                        NEIL CASSIDY:



By:  /s/ James T. Roberto                 By:  /s/ Neil R. Cassidy
   -------------------------------           -----------------------------------
   James T. Roberto, President and                 Neil R. Cassidy
       Chief Executive Officer

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